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                                                                      EXHIBIT 10


                         [LETTERHEAD OF PIPER & MARBURY L.L.P.]





                               December 29, 1997




Salomon Brothers Series Funds Inc
Seven World Trade Center
New York, New York 10048


                      Registration Statement on Form N-1A
                   (Registration Nos. 33-34423 and 811-06087
                   -----------------------------------------


Dear Ladies and Gentlemen:

     We have acted as special Maryland counsel to Salomon Brothers Series Funds Inc, a Maryland corporation (the "Corporation"), in connection with the registration under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, pursuant to a Registration Statement on Form N-1A of the Corporation (Registration Nos. 33-34423 and 811-06087) (as amended, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"), of an indefinite number of shares of capital stock, par value $.001 per share, of which 1,000,000,000 shares are designated as the Class K, "Salomon Brothers Small Cap Growth Fund" capital stock, of the Corporation (the "Shares").

     In this capacity, we have examined the Charter and By-Laws of the Corporation, the resolutions of the Corporation's Board of Directors authorizing the issuance of the Shares, a Certificate of Secretary dated the date hereof (the "Certificate") and such other statutes, certificates, instruments, and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. As to factual matters, we have relied on the Certificate and have not independently verified the matters stated therein.




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Salomon Brothers Series Funds Inc
December 29, 1997
Page 2


     We are of the opinion and so advise you that the issuance of the Shares has been duly authorized, and such Shares, when issued and delivered as contemplated by the Registration Statement, will be validly issued, fully paid, and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Counsel" in the Statement of Additional Information supplementing the Prospectus included in the Registration Statement. In giving our consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                        Very truly yours,

                                        Piper & Marbury L.L.P.

                                      -2-

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